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                                                                    EXHIBIT 10.8


        Letter agreement terminating Fontenelle, LLC Consulting Agreement

                         VIRTUAL TECHNOLOGY CORPORATION
                        3100 West Lake Street, Suite 400
                          Minneapolis, Minnesota 55416

July 20, 1999

Fontenelle, LLC
Attn:  Mr. Steven Antebi
345 North Maple Drive, Suite 358
Beverly Hills, CA  90210

Re:  Termination of VTC/Fontenelle, LLC Consulting Agreement

Dear Mr. Antebi:

This confirms our recent discussions and serves as the mutual written agreement of Virtual Technology Corporation ("VTC") and Fontenelle, LLC ("Fontenelle") to terminate the Consulting Agreement ("Agreement") entered into between VTC and Fontenelle on February 23, 1999.

VTC and Fontenelle mutually agree to terminate the Agreement effective July 20, 1999. In consideration for services rendered through July 20, 1999, Fontenelle accepts 333,300 shares of VTC's common stock in full satisfaction of its rights pursuant to the Agreement. Fontenelle releases VTC from any further obligations under the Agreement and forever waives and releases any further claims of any nature whatsoever under the Agreement.

Please contact Christy Prediger at our office to arrange the cancellation and exchange of the previously issued stock certificate as required under the Agreement. Please also sign below at the appropriate signature block and return the executed correspondence to my attention to confirm Fontenelle's receipt and understanding of this Agreement.

Yours truly,

VIRTUAL TECHNOLOGY CORPORATION

/s/ Kenneth Israel
Kenneth Israel, Chairman

                                         ACKNOWLEDGED AND AGREED:

                                         By:  /s/ Steven Antebi
                                         Steven Antebi, Authorized Officer
                                         Fontenelle, LLC